UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2003

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

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Item 12. Earnings Forecast Revision

     Granite announced today that it expects earnings per share for the second quarter ended June 30, 2003 will be lower than previously expected. The Company anticipates net income for the second quarter will range between $ 9.5 million and $10.5 million or between $0.23 and $0.26 per diluted share.

     The Company’s decreased profit expectations for the quarter are largely a result of unseasonably wet weather in the West early in the quarter producing a late start to the construction season, continued slowdowns in both public and private sector construction spending and lower than expected profit from several large Heavy Construction Division (HCD) projects. Much of the lower HCD profit recognition is expected to be offset by future contract change orders. The Company’s policy is to record these positive offsets only when final agreements are executed.

     Based on year-to-date performance, and assuming relatively similar market conditions through the end of the year, the Company expects earnings for the full year 2003 could be down as much as 15.0% from 2002, excluding the effect of the $18.4 million income recognized in the first quarter of 2003 from the sale of the State Route 91 Tollroad Franchise by the California Private Transportation Corporation, of which Granite is a 22.2% limited partner.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit
Number

20.1	Press Release of Registrant, dated July 25, 2003, revision of earnings forecast

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: July 28, 2003	By:	/s/ William E. Barton William E. Barton Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Document

20.1	Press Release of Registrant, dated July 25, 2003, revision of earnings forecast

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